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                                                                   Exhibit 12.02

CITIGROUP INC.

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
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)                                               YEAR ENDED DECEMBER 31,                Three Months
                                                                                                    March 31,
EXCLUDING INTEREST ON DEPOSITS:                      1999     1998     1997     1996     1995     2000     1999
                                                   ------   ------   ------   ------   ------    -----    -----

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                      13,894   15,849   14,911   12,362   13,488    3,919    3,555
     INTEREST FACTOR IN RENT EXPENSE                  262      394      301      282      275       55       79
     DIVIDENDS--PREFERRED STOCK                       232      332      433      505      800       47       62
                                                   ------   ------   ------   ------   ------   ------   ------

        TOTAL FIXED CHARGES                        14,388   16,575   15,645   13,149   14,563    4,021    3,696
                                                   ------   ------   ------   ------   ------   ------   ------

INCOME:

     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES   15,948    9,269   10,750   11,087    8,914    5,656    3,972
     OTHER                                           --       --       --          1     --       --       --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                           14,156   16,243   15,212   12,644   13,763    3,974    3,634
                                                   ------   ------   ------   ------   ------   ------   ------

        TOTAL INCOME                               30,104   25,512   25,962   23,732   22,677    9,630    7,606
                                                   ======   ======   ======   ======   ======   ======   ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                  2.09     1.54     1.66     1.80     1.56     2.39     2.06
                                                   ======   ======   ======   ======   ======   ======   ======

INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:

     INTEREST EXPENSE                              24,768   27,495   24,524   21,336   22,390    6,724    6,451
     INTEREST FACTOR IN RENT EXPENSE                  262      394      301      282      275       55       79
     DIVIDENDS--PREFERRED STOCK                       232      332      433      505      800       47       62
                                                   ------   ------   ------   ------   ------   ------   ------

        TOTAL FIXED CHARGES                        25,262   28,221   25,258   22,123   23,465    6,826    6,592
                                                   ------   ------   ------   ------   ------   ------   ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES   15,948    9,269   10,750   11,087    8,914    5,656    3,972
     OTHER                                           --       --       --          1     --       --       --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                           25,030   27,889   24,825   21,618   22,665    6,779    6,530
                                                   ------   ------   ------   ------   ------   ------   ------

        TOTAL INCOME                               40,978   37,158   35,575   32,706   31,579   12,435   10,502
                                                   ======   ======   ======   ======   ======   ======   ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                  1.62     1.32     1.41     1.48     1.35     1.82     1.59
                                                   ======   ======   ======   ======   ======   ======   ======
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